Exhibit 32(b)

In connection with the quarterly report of the Collective Investment Trust of which UMB Bank, n.a. is Trustee filed on Form 10-q for the period ending July 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Daniel C. Stevens, Chief Financial Officer of UMB Bank, n.a., hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

    1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Collective Investment Trust of which UMB Bank, n.a. is Trustee.

        Dated: September 12, 2003
        / s / Daniel C. Stevens
        Chief Financial Officer

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